Policy for the Disclosure of Material Facts and the Trading of Securities Issued by

COMPANHIA SIDERÚRGICA NACIONAL

Publicly-Held Company

CNPJ/MF No. 33.042.730/0001-04

NIRE 35300396090

Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

1.       DEFINITIONS

The capitalized terms and expressions mentioned in this Policy have the following meanings:

Controlling Shareholder: Shareholder or group of shareholders that exercises, directly or indirectly, control over the Company, pursuant to the Brazilian Corporate Law.

Members of Management: The executive officers and the members of the Board of Directors of the Company;

Material Act or Fact: Any decision made by the Controlling Shareholder, resolutions taken at shareholders’ meetings or management bodies of the Company, or any other political-administrative, technical, business or economic-financial act or fact that occurred or is related to the business of the Company, and which may have a significant influence on: (i) the trading price of Securities issued by the Company or its Subsidiaries and Affiliates, or securities referenced to them; (ii) the decision of investors to purchase, sell or hold the Securities; and (iii) the decision of investors to exercise any rights inherent to their condition, as owners of Securities or securities referenced to them.

Stock Exchanges: Stock exchanges in which the Securities issued by the Company are admitted to trading, in Brazil or abroad.

Employees and Executives with Access to Material Information: Employees and executives of the Company, pursuant to Brazilian Labor Law (Consolidação das Leis do Trabalho), trainees or outsourced workers engaged by the Company who, as a result of their title, function or position in CSN and its Subsidiaries and Affiliates, have access to any Privileged Information, continuously or sporadically.

Affiliates: Companies in which CSN has significant influence on their management, without controlling them. “Significant influence” means the power to participate in decisions regarding the financial, business and operating policies of the company, including by holding direct or indirect equity interest of 10% or more in the voting capital.

Company or CSN: Companhia Siderúrgica Nacional.

Consultants: All persons having a business, professional or trust relationship with the Company, including those providing independent audit services, advice, assessment services, legal advice, intermediation services, accounting services, securities distribution services, or any persons who, as a result of their relationship with the Company, have access to Privileged Information.

Subsidiaries: Companies in which CSN, directly or through other subsidiaries, holds owner’s rights that permanently ensure its prevalence in corporate resolutions and the power to elect most members of management.

CVM: The Brazilian Securities Commission.

Investor Relations Officer: The Investors Relations Officer, responsible for providing information to the CVM, the SEC and Stock Exchanges or over-the-counter market entities in which Securities are admitted to trading, as well as for maintaining and updating CSN’s record as issuer of securities with the CVM and the SEC. The Investor Relations Officer is also responsible for the application and monitoring of this Policy.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

Former Members of Management: Former Executive Officers and former members of the Board of Directors who no longer are members of the management of the Company.

Privileged Information or Material Information: All information related to a Material Act or Fact that has not yet been disclosed to the market, regulatory agencies, Stock Exchanges and shareholders and investors in general.

CVM Instruction No. 358: CVM Instruction No. 358, dated January 3, 2002, as amended.

Brazilian Corporate Law: Law No. 6,404, dated December 15, 1976, as amended.

Technical and Consulting Bodies: The bodies of the Company, created or that may be created pursuant to the Company’s bylaws, holding technical functions or intended to advise the Members of Management.

Connected Persons: Persons connected to the Members of Management, members of the Fiscal Council and members of the Technical and Consulting Bodies, as follows: (i) spouse, not judicially separated; (ii) partner; (iii) any dependent included in their annual income tax return; and (iv) companies that are directly or indirectly controlled by and affiliated of Members of Management and similar persons or Connected Persons.

Bound Persons: The Company, its direct and indirect Controlling Shareholder, Members of Management and members of the Fiscal Council and any other Technical and Consulting Bodies and Employees and Executives with Access to Material Information, Subsidiaries and Affiliates and relevant controlling shareholders, members of management and Technical and Consulting Bodies, and Consultants, who have expressly adhered to this Policy and are required to comply with the rules provided herein.

Policy: This document, which constitutes the set of rules and procedures related to the disclosure of Material Acts or Facts and the trading of Securities, pursuant to CVM Instruction No. 358.

News Portal: Electronic address habitually used by the Company for the publication of its Material Facts, pursuant to the regulations issued by the CVM, at: [http://publicidadelegal.folha.uol.com.br].

Investors: Investors in Securities, analysts and other agents of the capital markets.

SEC: The Securities and Exchange Commission, the regulatory agency of the capital markets in the United States of America.

Adhesion Agreement: Formal instrument for the adhesion to the rules and procedures set forth in this Policy, to be executed by the Bound Persons, pursuant to Article 16, paragraph 1, of CVM Instruction No. 358. Those who execute the Adhesion Agreement express their awareness of the rules set forth in this Policy, undertaking the obligation to follow them and ensure that these rules are complied with by persons who are under their influence, including Subsidiaries, Affiliates or companies under common control, as well as Bound Persons in regard to these signatories.

Securities: Pursuant to Article 2 of Law No. 6,385, dated December 7, 1976, as amended, any shares, debentures, subscription warrants, coupons, rights, subscription receipts, coupon split certificates, subscription rights and receipts, debenture notes, membership interest in securities investment funds or investment clubs regarding any assets, commercial papers, futures and option contracts and other derivatives, whose underlying assets are securities, other derivative contracts, regardless of the underlying assets, and, when subject to a public offering, any other collective investment instruments or contracts that create interest, partnership or compensation rights, including as a result of services provided, whose income derives from the efforts of entrepreneurs or third parties, all issued by CSN or referenced to them, which, by legal determination, are considered securities, existing on the date of approval of this Policy or that may be subsequently created.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

2.       FUNDAMENTAL PRINCIPLES

The conduct of the persons subject to this Policy must be based on the values of good faith, loyalty, truth and transparency.

Investment decisions, including the decisions to sell, purchase or hold, are exclusively made by each investor and must be based on the analysis and interpretation of information disclosed to the market and never through privileged access to this information.

CSN will make available material information about the Company whenever necessary, in a clear, accurate and timely manner, ensuring an equal and transparent disclosure to all stakeholders, not privileging certain stakeholders to the detriment of others, thus avoiding the undue use of Privileged Information in the securities market by persons who have access to it, for their own benefit or the benefit of third parties, to the detriment of investors in general, the Securities markets and the Company.

The information made available to Investors must be based on transparency, i.e., it must reflect as accurately as possible the operations and the economic-financial condition of CSN. All disclosure of Material Acts or Facts or any other disclosure of information must comply with this Policy and applicable law.

3.       PURPOSE AND PERSONS SUBJECT TO THIS POLICY

The purpose of this Policy is to set forth the rules and procedures for the disclosure of Material Acts or Facts, as well as for the trading of Securities, to be followed by the Company and: (i) Members of Management; (ii) the Controlling Shareholder; (iii) members of the Fiscal Council and other Technical and Consulting Bodies; (iii) Consultants, Employees and Executives with Access to Material Information; and (iv) all those who, as a result of their title, function or position in the Company, the Controlling Shareholder, Subsidiaries and Affiliates, have access to Material Information.

Persons who fit one of the aforementioned categories must formally adhere to this Policy, by executing the Adhesion Agreement, in the form included in Annex 1 of this Policy.

In compliance with paragraphs 1 and 2 of Article 16 of CVM Instruction No. 358, CSN will keep at its headquarters, at the disposal of the CVM, for the period the signatories maintain a relationship with the Company, and for at least five years after they leave the Company, an updated list of persons that executed the Adhesion Agreement, including, among others, the information required in paragraph 2 of Article 16 of the aforementioned instruction.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

4.       POLICY FOR THE DISCLOSURE OF MATERIAL ACT OR FACT

This item 4 of the Policy provides for the disclosure of information that represents a Material Act or Fact related to the Company and Subsidiaries, based on the principles of transparency, information symmetry, equal treatment and respect for Investors’ rights.

The objective of the disclosure of a Material Act or Fact is to ensure Investors and shareholders in general the timely availability of the information required by them to make investment decisions.

4.1. Definition of Material Act or Fact

Pursuant to Article 2 of CVM Instruction No. 358, Material Act or Fact is any decision made by the Controlling Shareholder, resolutions taken at shareholders’ meetings or management bodies of the Company, or any other political-administrative, technical, business or economic-financial act or fact that occurred or is related to the business of the Company, and which may have a significant influence on:

(i)	the trading price of Securities or securities referenced to them;
(ii)	the decision of investors to purchase, sell or hold the Securities; and
(iii)	the decision of investors to exercise any rights inherent to their condition, as owners of Securities or securities referenced to them.

Article 2 also provides a non-exhaustive list of examples of Material Acts or Facts, which list will not be included here. In any event, the potential impact of each act or fact that may be material must be assessed, considering the activities and size of the Company, as well as the information already disclosed. If the management of the Company understands that the information may potentially affect trading prices or investment decisions, this information must be considered material and disclosed pursuant to CVM Instruction No. 358 and this Policy.

4.2. Disclosure of Notices to the Market

For purposes of this Policy, a Notice to the Market is the means by which the Company discloses information that is not a Material Act or Fact, and is considered useful for disclosure to shareholders and the market, even if this disclosure is not required pursuant to applicable laws and regulations, thus ensuring that this information is comprehensively and consistently disclosed.

Notices to the Market are also disclosed for purposes of the communications set forth in Article 12 of CVM Instruction No. 358, as well as for clarifications regarding questions made by the CVM, the SEC or Stock Exchanges.

Notices to the Market are also disclosed on the Investor Relations website of the Company and may or may not be made available at the News Portal adopted by the Company, pursuant to item 4.5 below, at the discretion of the Investor Relations Officer.

4.3. Duties, Responsibilities and Procedures regarding the Disclosure of Material Acts or Facts

All information regarding Material Acts or Facts of the Company must be centralized in the Investor Relations Officer, responsible for its remittance and for ensuring its broad and immediate dissemination, simultaneously in all markets in which the Securities are admitted to trading, pursuant to Article 3 of CVM Instruction No. 358.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

To allow the Investor Relations Officer to fulfill his or her duties, Bound Persons are required to promptly inform him or her about any Material Act or Fact that they are aware of, so that the Investor Relations Officer may take the measures required for disclosure, as set forth in item 4.5 below.

If the Bound Persons are personally aware of a Material Act or Fact and find any omission by the Investor Relations Officer in fulfilling his or her duty to disclose, the Bound Persons will only be exempt from liability if they immediately inform the Material Act or Fact to the CVM.

CSN areas must spontaneously and promptly provide complete information to the Investor Relations Officer, who, together with the general counsel and the executive officers involved in the transactions that originated the potential disclosure, will decide whether the information must be disclosed as a Material Act or Fact or Notice to the Market or whether the information is not required to be made public. The document to be disclosed must be duly revised and approved by the general counsel, the executive officer of the involved area and the Investor Relations Officer.

In the event of atypical oscillation in trading price, price or number of Securities traded, the Investor Relations Officer must verify internally the occurrence of any type of information leak, especially in regard to persons with access to Material Information. Subsequently, the Investor Relations Officer must act to correct any deviations that may be detected in regard to the provisions of this Policy.

In the event of leak of Material Information, the Investor Relations Officer must be promptly informed, so that he or she may assess the extent and severity of the fact and arrange the disclosure to the market that he or she believes is appropriate in the circumstances, avoiding the maintenance of the information asymmetry, in any event subject to item 4.4 below.

Any meetings with professional entities, analysts or selected public, in Brazil or abroad, regarding matters that may be Material Information, may only be held by Members of Management, with the attendance of the Investor Relations Officer or other person appointed by him or her to this end. Otherwise, the content of the meeting must be reported to the Investor Relations Officer, in regard to matters that may be Material Information, so that any Material Information is simultaneously disclosed to the market.

The Investor Relations Officer is responsible for providing any additional clarifications to the competent agencies, if requested, as well as confirmation, correction or clarification regarding information on Material Acts or Facts to the CVM, the SEC and Stock Exchanges.

The Investor Relations Officer is responsible for the application and monitoring of the rules set forth in this Policy.

4.4. When and to Whom Inform and Disclose

The Investor Relations Officer must inform and disclose the Material Act or Fact that occurred or is related to the business of the Company, simultaneously to the CVM, the SEC, Stock Exchanges and Investors in general, immediately after its occurrence, and, whenever possible, before the beginning or after the closing of trading in Stock Exchanges, preferably after the closing of trading. If disclosure is required to be made before the opening of the trading session, it must be made, if possible, at least one hour in advance, to avoid delays in the beginning of trading; in case of incompatibility, the trading hours of the Brazilian market prevails.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

If disclosure is absolutely required to be made during trading hours, the Investor Relations Officer may, when disclosing the Material Act or Fact, request the suspension of trading of the Securities in all markets in which they are traded, for the time required for the appropriate dissemination of the Material Information.

If undisclosed Material Information is intended to be disclosed by any means of communication, including via press releases and meetings of professional entities, investors, analysts or selected public, in Brazil or abroad, the Investor Relations Officer must be warned about such disclosure by whomever is aware of the information and its details, so that the Investor Relations Officer may arrange a prior or simultaneous disclosure to the market.

4.5. Means of Disclosure of Material Acts and Facts

The disclosure of a Material Act or Fact involving CSN must be made at the News Portal, pursuant to paragraph 4 of Article 3 of CVM Instruction No. 358.

4.6. Exceptions to the Obligation to Disclose

The Material Act or Fact, as a rule, must be disclosed immediately. However, exceptionally, if the Controlling Shareholder or the Members of Management understand that the disclosure of a Material Act or Fact will endanger a legitimate interest of the Company, they may not disclose it, informing the Investor Relations Officer.

The Material Act or Fact must be immediately disclosed, by the Controlling Shareholder or Members of Management, directly or through the Investor Relations Officer, if the Material Information is out of control or in the event of atypical oscillation in trading price, price or number of traded Securities.

4.7. Duty of Secrecy

The Controlling Shareholder, Members of Management, members of the Fiscal Council, Employees and Executives with Access to Material Information, any member of other Technical and Consulting Bodies, Consultants or those who, as a result of their title or function, entered into the Adhesion Agreement, are required to: (i) keep the secrecy of the information related to the Material Act or Fact to which they had privileged access until broad disclosure to the market pursuant to this Policy; and (ii) cause their subordinates and third parties of their trust to do the same, being jointly and severally liable with them for non-compliance. Similarly, they must comply with regulations on the provision of Privileged Information, as well as on its use in the trading of Securities.

In the event of doubts whether Privileged Information is material or not, the Investor Relations Officer must be contacted to answer any questions.

The Investor Relations Officer may exceptionally submit to the CVM the decision to maintain the secrecy of a Material Act or Fact whose disclosure he or she believes may represent indisputable risks to legitimate interests of CSN.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

Additionally, the Company:

a)	must ensure that only persons who are absolutely required in actions encompassing Privileged Information are involved, and these persons must execute a confidentiality agreement;
b)	must inform the involved parties about their legal liability, warning them that ongoing transactions, acts or facts are secret and must not be commented on or discussed in public places, including elevators, restaurants, events, etc., or with any persons who are not involved in the relevant matters, including family members, relatives and friends;
c)	must ensure that the means on which the information is stored, whether on paper or magnetic media, are kept in safety, and that access is only permitted to required and authorized persons, who must be instructed not to transfer or transmit it to third parties without the adequate protection; and
d)	must maintain, at the Company’s headquarters, a list of persons who are aware of the Material Information before its disclosure to the market.

5.       POLICY FOR THE TRADING OF SECURITIES ISSUED BY THE COMPANY

This item 5 of the Policy sets forth the rules for the trading of Securities, establishing the rules of conduct and the procedures to be followed by the Company, Bound Persons and Connected Persons upon the trading of Securities, pursuant to CVM Instruction No. 358, in order to avoid the assumption of inadequate use of Material Information and show Investors that the Company is concerned with the fairness and transparency of transactions involving its Securities.

This Policy sets forth the periods in which the Company, Bound Persons and Connected Persons must abstain from directly or indirectly trading Securities.

This Policy also applies to trading conducted by Bound Persons through: (i) companies directly or indirectly controlled by them; (ii) any third parties who are contractually engaged to act as trustees or stock portfolio managers; and (iii) spouses who are not judicially separated, partners, children and any dependents included in their annual income tax return.

The restrictions included in this Trading Policy do not apply to trading conducted through investment funds in which Bound Persons hold membership interest, provided that these funds are not exclusive and that the trading decisions of the investment fund administrator or manager is not influenced by the owners of membership interest.

The prohibitions to trading set forth in this Policy apply to trading conducted in Stock Exchanges, as well as to trading conducted without the intervenience of an institution that is a member of the distribution system.

5.1. Prohibition on Trading

The trading of Securities is prohibited in the following events:

a)	before the disclosure to the market of a Material Act or Fact, pursuant to this Policy, by the Company, Bound Persons, Connected Persons and those who, as a result of their title, function or position in the Company, its Controlling Shareholder, Subsidiaries or Affiliates, are aware of information related to the Material Act or Fact, until CSN discloses this information to the market;

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

b)	by the direct or indirect Controlling Shareholder, as well as by Members of Management, during an ongoing acquisition or sale of shares issued by the Company, conducted by the Company, its Subsidiaries, Affiliates or other company under common control, or if an option or power of attorney is granted to this end;
c)	by the Company, the Bound Persons and the Connected Persons, whenever there is an intention to promote the merger, total or partial spin-off, consolidation, transformation or corporate reorganization;
d)	by the Company, the Bound Persons and the Connected Persons after the disclosure of a Material Act or Fact if the trading may, at CSN’s discretion, interfere in the conditions of trading of shares issued by CSN, resulting in loss to CSN or its shareholders. Whenever CSN decides to maintain the prohibition on trading, the Investor Relations Officer must disclose this decision through a written communication to these persons;
e)	by former Members of Management who left the management of the Company before the disclosure of Material Information originated during the time they held management positions; this prohibition extends until the end of a six-month period beginning on the date they left the Company, or until disclosure, by CSN, of a Material Act or Fact to the market, unless, in the latter event, the trading of shares issued by CSN after the disclosure of the Material Act or Fact may interfere in the conditions of the referred transactions, to the detriment of the shareholders of CSN or CSN, at all times prevailing the event that occurs first; and
f)	by the Company, the Bound Persons and the Connected Persons in the period of 15 days before the disclosure of quarterly information (ITR) and annual financial statements (DFP), as required by the CVM.

CSN’s Board of Directors cannot pass a resolution on the acquisition or sale of shares issued by CSN while the events described in the following items are not made public through the disclosure of a Material Act or Fact:

a)	the existence of the intention to promote a merger, total or partial spin-off, incorporation, transformation or corporate reorganization;
b)	the execution of any agreement or contract to transfer CSN’s control; or
c)	the granting of an option or power of attorney for the transfer of CSN’s control.

If, after the approval of the repurchase program, a fact occurs fitting any of the three aforementioned items, CSN will immediately suspend transactions involving shares issued by CSN until the disclosure of the relevant Material Act or Fact.

Under no circumstance will the Company trade shares issued by it in the lock-up periods set forth in this Policy and in applicable law.

The aforementioned prohibitions to trading do not apply to transactions involving shares held in treasury, conducted by the Company through private transactions, as a result of the exercise of stock options agreed upon in any stock option plan, approved by the Shareholders’ Meeting.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

In addition to the lock-up periods set forth in CVM Instruction No. 358, the Investor Relations Officer may, at his or her sole discretion, establish the periods in which Bound Persons cannot trade Securities, through an internal communication sent by e-mail. The Investor Relations Officer is not required to justify the decision to establish these discretionary lock-up periods, and this communication must be treated as confidential by its recipients.

5.2. Restriction on Changes on Trading Rules

The trading rules set forth in this Policy cannot be changed while a Material Act or Fact is not disclosed and any changes must be mandatorily informed to the CVM and Stock Exchanges.

5.3. Communication of information on trading conducted by Members of Management, Connected Persons, Subsidiaries, Affiliates and the Company

Members of Management, members of the Fiscal Council and members of any Technical and Consulting Bodies are required to inform the Company about the ownership of and trading of Securities issued by CSN, its Controlling Shareholder or Subsidiaries that are publicly-held companies, in the Form included in Annex 2 of this Policy. This communication must also cover trading of derivatives or any other securities referenced to Securities issued by the Company, its Controlling Shareholder or Subsidiaries, provided that they are publicly-held companies.

The communication referred to in the paragraph above must also indicate the Securities issued by the Company, its Controlling Shareholder or Subsidiaries, provided that they are publicly-held companies owned by the relevant spouse, partner, any dependent included in their income tax return and companies directly or indirectly controlled by them.

This communication must be sent to the Investor Relations Officer or to the persons indicated by him or her to this end, containing, at least, the following information:

(a)	name and identification of the sender, indicating the Corporate Taxpayer Identification Number (Cadastro Nacional de Pessoas Jurídicas) or Individual Taxpayer Identification Number (Cadastro de Pessoas Físicas);
(b)	number, by type and class, in the case of shares, and other characteristics, in the case of other securities, and the identification of the issuer company and the stock position held before and after the trading; and
(c)	form of acquisition or sale, price and date of the transactions.

The communication must be made by the aforementioned persons as follows:

(a)	within five business days from the date of each transaction; and
(b)	on the first business day after the person takes office.

The Investor Relations Officer is responsible for transmitting to the CVM the aforementioned information, as well as information related to trading conducted by the Company, its Subsidiaries or Affiliates, within ten days after the end of the month in which stock positions held changed, or ten days after the end of the month in which the aforementioned persons took office.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

The Company must maintain in electronic files, for at least five years, proof of remittance and receipt of exchanged messages regarding the changes in stock position.

5.4. Communication and Disclosure of Material Trading

The direct or indirect Controlling Shareholder, shareholders who elect members of the Board of Directors or Fiscal Council, and any individual or legal entity, or group of persons, acting together or representing the same interest, must immediately inform the Company, pursuant to Article 12 of CVM Instruction No. 358, about the acquisition or sale of material equity interest, i.e., a transaction or a series of transactions through which the direct or indirect equity interest held by the aforementioned persons increases or decreases by 5%, 10%, 15% and so on, successively, in regard to the type or class of shares representing the capital stock of CSN.

The obligation to inform includes the acquisition of any rights on Securities and trading conducted indirectly through third parties who are contractually engaged as trustees or administrators of portfolios of shares, except for transactions conducted by funds under discretionary management.

In the event of derivatives referenced to shares of a certain class or type, these derivatives and other securities referenced to shares must be taken into account for purposes of the relevant disclosure.

The communication about the reach of the acquisition or sale of material equity interest referred to in this item must be made immediately after the referred equity interest is achieved, containing the information described in the Form included in Annex 3 of this Policy, and must be disclosed by the Investor Relations Officer to the CVM and the SEC immediately after the receipt of the communication by the Company.

If the acquisition results in change in, or is conducted to change, the share control or the administrative structure of the Company, as well as in the event of an acquisition that creates the obligation to conduct a tender offer, pursuant to applicable law, the purchaser must also disclose a Material Fact, pursuant to Article 3 of CVM Instruction No. 358, containing, at least, the information set forth in Articles 9 and 10, sole paragraph, of CVM Instruction No. 358.

6.       MISCELLANEOUS

6.1.       Third-party Liability

The provisions of this Policy do not exclude the liability set forth in applicable laws and regulations and imposed on third parties that are not directly related to the Company, are aware of a Material Act or Fact and may trade Securities.

6.2.       Liability of Bound Persons

Bound Persons and Connected Persons who do not comply with any provisions of this Policy and applicable law are required to fully reimburse the Company and/or third parties, without limitation, for all losses that the Company and/or third parties may incur as a direct or indirect result of their non-compliance.

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

6.3.       Approval of and Amendments to this Policy

This Policy was approved by the Board of Directors, in the meeting held on December 15, 2016, effective for an indefinite term, and any amendment hereto must be submitted to the Board of Directors and, if approved, it must be informed to the CVM and Stock Exchanges.

7.       REFERENCE DOCUMENTS

CVM Instruction No. 358

CVM Instruction No. 480, dated December 7, 2009, as amended

The Sarbanes-Oxley Act

U.S. Securities Exchange Act of 1934 (Exchange Act)

CSN’s Policy of Conduct and Disciplinary Monitoring

CSN’s Code of Ethics

8.       ANNEXES

Annex 1 – Form of Adhesion Agreement

Annex 2 – Form of “Securities Traded and Held”

Annex 3 – Form of “Acquisition or Sale of Material Equity Interest”

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

Annex 1 – Form of Adhesion Agreement

Agreement for the Adhesion to the Policy for the Disclosure of Material Act or Fact

and for the Trading of Securities Issued by CSN

By this instrument, I, _________________________ (name and full identification of the undersigned), CPF No. _______________________ , as ___________________________ (indicate the title, function or relationship with the company), represent, for all legal purposes, that I am fully aware of the Policy for the Disclosure of Material Act or Fact and for the Trading of Securities of Companhia Siderúrgica Nacional S.A., a publicly-held company, headquartered at Av. Brig. Faria Lima, 3400, 19th and 20th floors and 15th floor (part), in the city of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayer’s Registry (CNPJ/MF) under No. 33.044.730/0001-04, approved by the Board of Directors of the Company, in the meeting held on December 15, 2016, setting forth the criteria regarding the disclosure of material acts and facts, communication of ownership and trading of securities and secrecy of material information, undertaking to follow and comply with the rules set forth in this Policy and immediately inform CSN of any changes in my record data.

This Adhesion Agreement is executed in two equal counterparts, one of which will be filed at the Company’s headquarters, before the two undersigned witnesses.

São Paulo, ___________ ___, 201__.

__________________________________________

(Full name and CPF of the undersigned)

Witnesses: (2)

__________________________________________

(Name, RG, CPF)

__________________________________________

(Name, RG, CPF)

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

Annex 2 – Form of “Securities Traded and Held”

Trading of Securities of the Company, by Publicly-Held Companies that are Subsidiaries of the Company and/or its Controlling Shareholder
Period: [month/year]
Name of the Purchaser or Seller:
Identification:
CNPJ/CPF:
Dates of transactions:
Issuer Company:
Type of Transaction:
Type of Security:
Total Amount:
Number by Type and Class:
Form of acquisition or sale:
Price:
Position held:	Before trading:	After trading:
Other Material Information:

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Policy for the Disclosure of Material Facts and the Trading of Securities Issued by CSN

Annex 3 – Form of “Acquisition or Sale of Material Equity Interest”

Acquisition or Sale of Material Equity Interest in CSN
Period: [month/year]
Name of the Purchaser or Seller:
Identification:
CNPJ/CPF:
Dates of transactions:
Issuer Company:
Type of Transaction:
Type of Security:
Amount Intended:
The transactions aimed at changing the share control or the administrative structure of the Company	( ) Yes	( ) No
Number by Type and Class:
Price:
Purpose of the Equity Interest
Number of convertible debentures already held, directly or indirectly:
Amount of shares subject to conversion into debentures, by type and class, as applicable:
Amount of other securities already held, directly or indirectly:
Indication of any agreement or contract providing for the exercise of voting rights or the purchase and sale of securities issued by the Company:
Other Material Information:

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